UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2005

BIO-key International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13463	41-1741861
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3349 Highway 138, Building D, Suite B
Wall, NJ 07719
(Address of principal executive offices)

(732) 359-1100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departures of Directors or Principal Executive Officers; Election of Directors; Appointment of Principal Officers.

(c)           On February 28, 2005, BIO-key International, Inc. (the “Company”) appointed Frank Cusick to serve as Vice President and Chief Financial Officer of the Company effective as of such date.

In connection with such appointment, the Company issued Mr. Cusick a stock option (the “Cusick Option”) to purchase 155,000 shares of the Company’s common stock, $0.01 par value per share, at an exercise price of $1.33 per share, the last sale price of the Company’s common stock as reported on the OTC Bulletin Board on the date of grant.  The Cusick Option has a term of seven (7) years and vests in three equal annual installments commencing on February 28, 2006.

Prior to his appointment as Vice President and Chief Financial Officer, Mr. Cusick served as Corporate Controller of the Company.  Prior to joining the Company, Mr. Cusick was Chief Financial Officer, Vice President of Finance and Treasurer for SANgate Systems, a multi-national provider of storage hardware and software.  At SANgate, Mr. Cusick was instrumental in completing a second round of financing and developed comprehensive financial planning and business forecasting processes.  Previously, Mr. Cusick served as Corporate Controller for Equipe Communications Corporation responsible for all accounting and finance functions.  At Equipe, Mr. Cusick implemented a new business information system and developed systems and processes that ensured a high degree of financial controls.  Previously, Mr. Cusick was Senior Vice President, Finance for Parametric Technologies.  There he successfully implemented new budget and planning processes that improved management reporting and forecasting.  Additionally, Mr. Cusick has held senior finance positions with Ascend Communications, Cascade Communications, Synernetics and Xyvision.

(d)           On March 1, 2005 Board of Directors of the Company increased the number of directors constituting the entire Board from five to six and filled the resulting vacancy by electing Charles P. Romeo to the Board.  There was no arrangement or understanding between Mr. Romeo and any other person pursuant to which Mr. Romeo was elected as a director.  Upon his election, Mr. Romeo was not appointed to any committee of the Board of Directors.  The Company expects that Mr. Romeo will be appointed to one or more Board committees in the future.

In connection with his election to the Board, consistent with the Company’s policy applicable to newly appointed non-employee directors, the Company issued Mr. Romeo a stock option (the “Romeo Option”) to purchase 50,000 shares of common stock, $0.01 par value per share, at an exercise price of $1.34 per share, the last sale price of the Company’s common stock as reported on the OTC Bulletin Board on the date of grant.  The Romeo Option has a term of seven (7) years and vests in two equal annual installments commencing on March 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-KEY INTERNATIONAL, INC.
Date: March 4, 2005
	By:	/s/ Michael W. DePasquale
Michael W. DePasquale
Chief Executive Officer